Exhibit 23.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 19, 2015 with respect to our audits of the combined financial statements of Majesco for the year ended March 31, 2014 and nine month period ended March 31, 2013. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ MSPC, Certified Public Accountants and Advisors, PC

Cranford, New Jersey

February 19, 2015